UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 24, 2014
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On March 24, 2014, First Cash Financial Services, Inc. (the “Company“) closed its previously announced private offering of $200 million of 6.75% Senior Notes due 2021 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Company, certain domestic subsidiaries of the Company and Wells Fargo Securities, LLC, as representative of the Initial Purchasers (“Wells Fargo“).

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of March 24, 2014, by and among the Company, the guarantors listed therein and BOKF, NA dba Bank of Texas, as Trustee (the “Trustee”). The Indenture provides that interest on the Notes is payable semiannually in arrears on April 1 and October 1 of each year, and the Notes mature on April 1, 2021. The Notes are subject to optional redemption prior to maturity as described in the Indenture.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, redeem stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on March 24, 2014, the Company and the guarantors listed therein entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Wells Fargo. Pursuant to the Registration Rights Agreement, the Company and the guarantors listed therein have agreed to use their commercially reasonable efforts to cause to be filed a registration statement for the exchange of the Notes for substantially similar notes that are publicly registered.

In addition, the Company and the guarantors listed in the Registration Rights Agreement have agreed, in certain circumstances specified in the Registration Rights Agreement, to file a shelf registration statement that would allow some or all of the Notes to be offered to the public and to use its commercially reasonable efforts to cause such shelf registration statement to become effective. If the Company does not comply with the foregoing obligations under the Registration Rights Agreement, the Company will be required to pay additional interest as liquidated damages to holders of the Notes.

The foregoing descriptions of the Indenture, which includes the form Note as an exhibit thereto, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and Registration Rights Agreement, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above and the full text of the Indenture, which is attached hereto as Exhibit 4.1, are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) The following Exhibits are filed herewith as part of this report:

4.1
Indenture, dated as of March 24, 2014, by and among First Cash Financial Services, Inc., the guarantors listed therein and BOKF, NA, dba Bank of Texas (including the form of Note attached as an exhibit thereto).

4.2	Registration Rights Agreement, dated as of March 24, 2014, by and among First Cash Financial Services, Inc., the guarantors listed therein and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 24, 2014	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture, dated as of March 24, 2014, by and among First Cash Financial Services, Inc., the guarantors listed therein and BOKF, NA, dba Bank of Texas (including the form of Note attached as an exhibit thereto).

4.2	Registration Rights Agreement, dated as of March 24, 2014, by and among First Cash Financial Services, Inc., the guarantors listed therein and Wells Fargo Securities, LLC.

3